UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2019

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Peachtree Street Sixth Floor Atlanta Georgia		30309

(Address of principal executive offices)		(Zip Code)

(404) 888-5800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	PRSC	The Nasdaq Global Select Market

☐     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 24, 2019, the Board of Directors (the “Board”) of The Providence Service Corporation (the “Company”) acted by written consent to increase the size of the Board from six to seven members, to increase the number of Class 2 directors on the Board from two to three members and to fill the newly-created directorship with Daniel E. Greenleaf, Chief Executive Officer and President of the Company and LogistiCare Solutions, LLC, effective December 24, 2019.

Mr. Greenleaf will receive no additional compensation for his service on the Board, and the executive compensation package for Mr. Greenleaf will remain unchanged from that previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2019.

Mr. Greenleaf will not be appointed initially to any committee of the Board.

There is no arrangement or understanding between Mr. Greenleaf and any other person pursuant to which Mr. Greenleaf was selected as a director, and there have been no related party transactions between the Company and Mr. Greenleaf reportable under Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: December 27, 2019	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel